                                                                  EXHIBIT (99.1)



                             JOINT FILING AGREEMENT




        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.001 par value of Michael Anthony Jewelers, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.



Date:  August 10, 1997


                             THE GOLDMAN SACHS GROUP, L.P.
                             By:  The Goldman Sachs Corporation,
                                  its general partner


                             By:  /s/ David B. Ford
                                  -------------------------------
                             Name:   David B. Ford
                             Title:  Executive Vice President



                             GOLDMAN, SACHS & CO.


                             By:   /s/ David B. Ford
                                   -------------------------------
                             Name:   David B. Ford
                             Title:  Managing Director



                              Page 9 of 10 Pages